Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus Supplement to Registration Statement No. 333-278477 on Form N-2 (the “Prospectus Supplement”) of our report dated March 13, 2025, relating to the consolidated financial statements of Apollo Debt Solutions BDC and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 included in the Prospectus Supplement.

/s/ Deloitte & Touche LLP

New York, New York

March 20, 2025